EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT
-----------------------------



Catalina Lighting, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23900, 33-33292, 33-62378 and 33-94016 of Catalina Lighting, Inc. on Form S-8
of our report dated December 26, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Catalina Lighting, Inc.'s ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Catalina Lighting, Inc. for the year ended September 30, 2000.



/s/ Deloitte & Touche LLP


Miami, Florida
December 26, 2000